Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of 22 October 2018 among (a) Zamalight Subco, Inc., a Delaware corporation and a direct, controlled subsidiary of Linde plc (the “Indemnitor”), and (b)                      (the “Indemnitee”).

RECITALS

(A)	WHEREAS, Linde plc, a public limited company organized under the laws of Ireland (“Linde”), is the ultimate parent company of the Indemnitor;

(B)	WHEREAS, the Indemnitor desires to ensure that Linde and/or its subsidiaries and affiliates benefit from the services of highly competent persons such as the Indemnitee;

(C)

WHEREAS, Linde and the Indemnitor believe that, in order to attract and retain highly competent persons such as the Indemnitee to serve as directors and officers of Linde and/or its subsidiaries and affiliates, it is appropriate to provide such persons with adequate protection through indemnification and advancement against risks of claims and actions against them arising out of their service to and activities on behalf of Linde, including on behalf of its subsidiaries and affiliates; and

(D)

WHEREAS, each of Linde and the Indemnitor desires to have the Indemnitee serve and continue to serve as a director, officer, employee, agent or trustee of Linde, and in any other capacity with respect to Linde as Linde may request, and the Indemnitee desires to be indemnified by the Indemnitor and has agreed to serve and continue to serve Linde as a director, officer, employee, agent or trustee in reliance upon the Indemnitor’s promise to provide indemnification and other protections to the Indemnitee on the basis hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the Indemnitee’s service as a director, officer, employee, agent or trustee of Linde, the parties hereto agree, with effect from the Effective Date, as follows:

1.	Definitions

For purposes of this Agreement:

“Change in Control” will be deemed to have occurred if, with respect to any particular 24-month period, the individuals who, at the beginning of such 24-month period, constituted the Board of Directors of Linde (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of Linde; provided, however, that any individual becoming a director subsequent to the beginning of such 24-month period whose election, or nomination for election by the shareholders of Linde, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of Linde.

“Company” means Linde and any of its subsidiaries and/or affiliates.

“Disinterested Director” means a director of the Indemnitor who is not or was not a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.

“Effective Date” means the date of appointment of the Indemnitee as a director, officer, employee, agent or trustee of Linde.

“Enterprise” means any other corporation, partnership, joint venture, trust, or other enterprise, including an employee benefit plan, but not including Linde or any subsidiary of Linde, that the Indemnitee, while a director, officer, employee, agent, or trustee of Linde, is or was serving at the request of Linde as a director, officer, employee, agent, or trustee.

“Expenses” includes, without limitation, expenses incurred in connection with the defence or settlement of any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative, or legislative hearing, or any other threatened, pending, or completed proceeding, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative, or other nature, attorneys’ fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), and any expenses of establishing a right to indemnification or advancement under Sections 9, 11, 13, and 17 hereof, but shall not include the amount of judgments, fines, ERISA excise taxes, or penalties actually levied against the Indemnitee, or any amounts paid in settlement by or on behalf of the Indemnitee.

“Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Company or the Indemnitee in any matter material to either such other party or (ii) any other party to the Proceeding giving rise to a request for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.

“Proceeding” means any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative, or legislative hearing, or any other threatened, pending, or completed proceeding, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative, or other nature, to which the Indemnitee was or is a party or is threatened to be made a party or is otherwise involved in by reason of the fact that the Indemnitee is or was a director, officer, employee, agent, or trustee of the Company or while a director, officer, employee, agent, or trustee of the Company is or was serving at the request of the Company as a director, officer, employee, agent, or trustee of another Enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity, whether or not the Indemnitee is serving in such capacity at the time any expense, liability, or loss is incurred for which indemnification or advancement can be provided under this Agreement.

2.	Service by the Indemnitee.

The Indemnitee shall serve and/or continue to serve as a director, officer, employee, agent or trustee of the Company faithfully and to the best of the Indemnitee’s ability so long as the Indemnitee is duly elected or appointed and until such time as the Indemnitee’s successor is elected and qualified or the Indemnitee is removed as permitted by applicable law or resigns. By entering into this Agreement, the Indemnitee is deemed to be serving at the request of Linde and the Indemnitor, which are deemed to be requesting such service.

3.	Indemnification and Advancement of Expenses.

3.1

The Indemnitor shall indemnify and hold harmless the Indemnitee, and shall pay to the Indemnitee in advance of the final disposition of any Proceeding all Expenses incurred by the Indemnitee in defending any such Proceeding, to the fullest extent authorized by the laws of the State of Delaware, as the same exists or may hereafter be amended, all on the terms and conditions set forth in this Agreement. Without diminishing the scope of the rights provided by this Section, the rights of the Indemnitee to indemnification and advancement of Expenses provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification or advancement of Expenses shall be paid to the Indemnitee:

(a)	to the extent prohibited by applicable law, rule or regulation;

(b)

for and to the extent that payment is actually made to the Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, provision of the governing documents, or agreement of the Company (and the Indemnitee shall reimburse the Company for any amounts paid by the Company and subsequently so recovered by the Indemnitee);

(c)

in connection with an action, suit, or proceeding, or part thereof voluntarily initiated by the Indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) the Indemnitee, or (ii) the Company in an action, suit, or proceeding initiated by the Indemnitee), except a judicial proceeding pursuant to Section 11 to enforce rights under this Agreement, unless the action, suit, or proceeding, or part thereof, was authorized or ratified by the Board of Directors of the Indemnitor or the Board of Directors of the Company otherwise determines that indemnification or advancement of Expenses is appropriate;

(d)

to the extent that the Indemnitee is found by a court of competent jurisdiction in a final non-appealable judgement to have caused the matter which has given rise to the claim for indemnity through his or her own fraud or dishonesty;

(e)

for an accounting or disgorgement of profits from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, Regulation (EU) 596/2014 of the European Parliament and the Council of 16 April 2014 on market abuse and its delegated and implementing regulations, or any similar provisions of any applicable law, rule or regulation; or

(f)

for any payment or reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company pursuant to (i) any applicable clawback policy of the Company, (ii) any applicable equity or other compensation plan, award agreement, settlement arrangement or other contract to which the Indemnitee is party or (iii) any applicable law, rule or regulation (including, without limitation, Sections 304 and 306 of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and regulations promulgated thereunder, and the rules and regulations of the New York Stock Exchange or other securities exchange or inter-dealer quotation system on which the Company’s common stock is listed or quoted).

4.	Third-Party Actions or Proceedings.

Except as limited by Section 3 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section if the Indemnitee was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was a director, officer, employee, agent, or trustee of the Company or while a director, officer, employee, agent, or trustee of the Company is or was serving at the request of the Company as a director, officer, employee, agent, or trustee of another Enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity. Pursuant to this Section, the Indemnitee shall be indemnified against all expense, liability, and loss (including judgments, fines, ERISA excise taxes, penalties, amounts paid in settlement by or on behalf of the Indemnitee, and Expenses) actually and reasonably incurred by the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

5.	Proceedings by or in the Right of the Company.

Except as limited by Section 3 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section if the Indemnitee was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, officer, employee, agent, or trustee of the Company or while a director, officer, employee, agent, or trustee of the Company is or was serving at the request of the Company as a director, officer, employee, agent, or trustee of another Enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity. Pursuant to this Section, the Indemnitee shall be indemnified against all Expenses if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which the laws of the State of Delaware expressly prohibits such indemnification by reason of any adjudication of liability of the Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware (the “Chancery Court”) or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is entitled to indemnification for such expense, liability, and loss as such court shall deem proper.

6.	Indemnification for Costs, Charges, and Expenses of Successful Party.

Notwithstanding any limitations of Sections 3(c), 4, and 5 above, to the extent that the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding, or in defense of any claim, issue, or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is otherwise entitled to be indemnified against Expenses, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

7.	Partial Indemnification.

If the Indemnitee is entitled under any provision of this Agreement to indemnification for some or a portion of the expense, liability, and loss (including judgments, fines, ERISA excise taxes, penalties, amounts paid in settlement by or on behalf of the Indemnitee, and Expenses) actually and reasonably incurred in connection with any Proceeding, or in connection with any judicial proceeding pursuant to Section 11 to enforce rights under this Agreement, but not, however, for all of the total amount thereof, the Indemnitor shall nevertheless indemnify the Indemnitee for the portion of such expense, liability, and loss actually and reasonably incurred to which the Indemnitee is entitled.

8.	Indemnification for Expenses of a Witness.

Notwithstanding any other provision of this Agreement, to the maximum extent permitted by the laws of the State of Delaware, the Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf if the Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to the Indemnitee’s service as a director, officer, employee, agent, or trustee of the Company, in any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative, or legislative hearing, or any other threatened, pending, or completed proceeding, whether of a civil, criminal, administrative, legislative, investigative, or other nature, to which the Indemnitee neither is, nor is threatened to be made, a party.

9.	Determination of Entitlement to Indemnification.

To receive indemnification under this Agreement, the Indemnitee shall submit a written request to the Indemnitor. Such request shall include documentation or information that is necessary for such determination and is reasonably available to the Indemnitee. Upon receipt by the Indemnitor of a written request by the Indemnitee for indemnification, the entitlement of the Indemnitee to indemnification, to the extent not required pursuant to the terms of Section 6 or Section 8 of this Agreement, shall be determined by the following person or persons who shall be empowered to make such determination (as selected by the Board of Directors of the Indemnitor, except with respect to Section 9(e) below): (a) the Board of Directors of the Indemnitor by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors of the Indemnitor, a copy of which shall be delivered to the Indemnitee; (d) by ordinary resolution of the shareholders of Linde; or (e) in the event that a Change in Control has occurred, by Independent Counsel in a written opinion to the Board of Directors of the Indemnitor, a copy of which shall be delivered to the Indemnitee. Such Independent Counsel shall be selected by the Board of Directors of the Indemnitor and approved by the Indemnitee, except that in the event that a Change in Control has occurred, Independent Counsel shall be selected by the Indemnitee. Upon failure of the Board of Directors of the Indemnitor so to select such Independent Counsel or upon failure of the Indemnitee so to approve (or so to select, in the event a Change in Control has occurred), such Independent Counsel shall be selected upon application to a court of competent jurisdiction. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full not later than 60 calendar days after receipt by the Indemnitor of a written request for indemnification. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues, or matters at issue at the time of the determination.

10.	Presumptions and Effect of Certain Proceedings.

The Indemnitor shall, promptly upon receipt of the Indemnitee’s written request for indemnification, advise in writing the Board of Directors of the Indemnitor or such other person or persons empowered to make the determination as provided in Section 9 that the Indemnitee has made such request for indemnification. Upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Indemnitor shall have the burden of proof in making any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 60 calendar days after receipt by the Indemnitor of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual fraud in the request for indemnification. The termination of any Proceeding described in Sections 4 or 5 by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (a) create a presumption that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had reasonable cause to believe his or her conduct was unlawful or (b) otherwise adversely affect the rights of the Indemnitee to indemnification except as may be provided herein.

11.	Remedies of the Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses; Right to Bring Suit.

In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if payment is not timely made following a determination of entitlement to indemnification pursuant to Sections 9 and 10, or if an advancement of Expenses is not timely made pursuant to Section 17, the Indemnitee may at any time thereafter bring suit seeking an adjudication of entitlement to such indemnification or advancement of Expenses, and any such suit shall be brought in the Chancery Court. The Indemnitor shall not oppose the Indemnitee’s right to seek any such adjudication. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of Expenses), it shall be a defense that the Indemnitee has not met any applicable standard of conduct for indemnification set forth in the laws of the State of Delaware (including the Delaware General Corporate Law), including the standard described in Section 4 or 5, as applicable. Further, in any suit brought by the Indemnitor to recover an advancement of Expenses pursuant to the terms of an undertaking, the Indemnitor shall be entitled to recover such Expenses upon a final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that the Indemnitee has not met the standard of conduct described above. Neither the failure of the Indemnitor (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the standard of conduct described above, nor an actual determination by the Indemnitor (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel, or its shareholders) that the Indemnitee has not met the standard of conduct described above shall create a presumption that the Indemnitee has not met the standard of conduct described above, or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder, or brought by the Indemnitor to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 11 or otherwise shall be on the Indemnitor. If a determination is made or deemed to have been made pursuant to the terms of Section 9 or 10 that the Indemnitee is entitled to indemnification, the Indemnitor shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding, and enforceable. The Indemnitor further agrees to stipulate in any court pursuant to this Section 11 that it is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court shall determine that the Indemnitee is entitled to any indemnification or advancement of Expenses hereunder, the Indemnitor shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings) to the fullest extent permitted by law, and in any suit brought by the Indemnitor to recover an advancement of Expenses pursuant to the terms of an undertaking, the Indemnitor shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such suit to the extent the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of such suit, to the fullest extent permitted by law.

12.	Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other right that the Indemnitee may now or hereafter acquire under any applicable law, agreement, vote of shareholders or Disinterested Directors, any insurance purchased by the Company, provisions of any governing documents (including those of the Company and the Indemnitor), or otherwise.

13.	Expenses to Enforce Agreement.

In the event that the Indemnitee is subject to or intervenes in any action, suit, or proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, the Indemnitee, if the Indemnitee prevails in whole or in part in such action, suit, or proceeding, shall be entitled to recover from the Indemnitor and shall be indemnified by the Indemnitor against any Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

14.	Continuation of Indemnity.

All agreements and obligations of the Indemnitor contained herein shall continue during the period the Indemnitee is a director, officer, employee, agent, or trustee of the Company or while a director, officer, employee, agent, or trustee is serving at the request of the Company as a director, officer, employee, agent, or trustee of another Enterprise, and shall continue thereafter with respect to any possible claims based on the fact that the Indemnitee was a director, officer, employee, agent, or trustee of the Company or was serving at the request of the Company as a director, officer, employee, agent, or trustee of another Enterprise. This Agreement shall be binding upon all successors and assigns of the Indemnitor (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators.

15.	Notification and Defense of Proceeding.

15.1

Promptly after receipt by the Indemnitee of notice of any Proceeding, the Indemnitee shall, if a request for indemnification or an advancement of Expenses in respect thereof is to be made under this Agreement, notify the Indemnitor in writing of the commencement thereof; but the omission so to notify the Indemnitor shall not relieve the Indemnitor from any liability that it may have to the Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which the Indemnitee notifies the Indemnitor:

(a)	The Company shall be entitled to participate therein at its own expense;

(b)

Except as otherwise provided in this Section 15(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume the defense thereof, the Indemnitor shall not be liable to the Indemnitee under this Agreement for any expenses of counsel subsequently incurred by the Indemnitee in connection with the defense thereof except as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding, or (iii) the Company shall not within 60 calendar days of receipt of notice from the Indemnitee in fact have employed counsel to assume the defense of the Proceeding, in each of which cases the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Indemnitor. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (ii) above; and

(c)

Notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to indemnification under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, or for any judicial or other award, if the Company was not given an opportunity, in accordance with this Section 15, to participate in the defense of such Proceeding. The Indemnitor shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to the Indemnitee, or that would directly or indirectly constitute or impose any admission or acknowledgment of fault or culpability with respect to the Indemnitee, without the Indemnitee’s written consent. Neither the Indemnitor, nor the Indemnitee, shall unreasonably withhold consent to any proposed settlement.

16.	Insurance.

To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or trustees of the Company or of any other Enterprise, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or trustee of the Company or any such Enterprise under such policy or policies. If, at the time of the receipt of a written request for indemnification pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Indemnitor shall procure that the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Indemnitor shall procure that the Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

17.	Advancement of Expenses.

All Expenses incurred by the Indemnitee in defending any Proceeding described in Section 4 or 5 shall be paid by the Indemnitor in advance of the final disposition of such Proceeding at the request of the Indemnitee. The Indemnitee’s right to advancement shall not be subject to the satisfaction of any standard of conduct and advances shall be made without regard to the Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement or otherwise. To receive an advancement of Expenses under this Agreement, the Indemnitee shall submit a written request to the Indemnitor. Such request shall reasonably evidence the Expenses incurred by the Indemnitee. The Indemnitee hereby undertakes to repay all amounts so advanced (without interest) if it shall ultimately be determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is not entitled to be indemnified for such Expenses as provided by this Agreement or otherwise. The Indemnitee’s undertaking to repay any such amounts is not required to be secured, and no other form of undertaking shall be required of the Indemnitee other than the execution of this Agreement. Each such advancement of Expenses shall be made within 20 calendar days after the receipt by the Indemnitor of such written request. The Indemnitee’s entitlement to Expenses under this Agreement shall include those incurred in connection with any action, suit, or proceeding by the Indemnitee seeking an adjudication pursuant to Section 11 of this Agreement (including the enforcement of this provision) to the extent the court shall determine that the Indemnitee is entitled to an advancement of Expenses hereunder.

18.	Severability; Prior Indemnification Agreements.

If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law (a) the validity, legality, and enforceability of such provision in any other circumstance and of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not by themselves invalid, illegal, or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent of the Indemnitor that the Indemnitee shall receive protection to the fullest extent set forth in this Agreement. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and the Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

19.	Headings; References; Pronouns.

The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the singular or plural as appropriate.

20.	Other Provisions

20.1

This Agreement, and all disputes or controversies arising out of or related to this Agreement, shall be governed by, and construed in accordance with, the internal laws of the State of Delaware (including the Delaware General Corporate Law), without regard to the laws of any other jurisdiction that might be applied because of conflicts of laws principles of the State of Delaware or any other state or jurisdiction. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any jurisdiction other than the State of Delaware govern indemnification by the Indemnitor of the Indemnitee, then this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

20.2

The Indemnitor and the Indemnitee hereby irrevocably and unconditionally: (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought in the Chancery Court or, if the Chancery Court does not have jurisdiction, another state court or federal court located within the State of Delaware; (ii) consent to submit to the exclusive jurisdiction of the state and federal courts of the State of Delaware for purposes of any action or proceeding arising out of or in connection with this Agreement; (iii) agree, to the extent the Indemnitor or the

Indemnitee are not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as its agent in the State of Delaware for acceptance of legal process with respect to matters involving this Agreement, and that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that service by either of the foregoing means shall have the same legal force and validity as if served upon such party personally within the State of Delaware; (iv) waive any objection to the laying of venue of any action or proceeding arising out of or in connection with this Agreement in the courts of the State of Delaware, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the courts of the State of Delaware has been brought in an improper or inconvenient forum.

20.3

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

20.4

This Agreement shall not be deemed an employment contract with any Indemnitee who is an officer of the Company, and, if the Indemnitee is an officer of the Company, the Indemnitee specifically acknowledges that the Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between the Indemnitee and the Company.

20.5

In the event of payment under this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (excluding insurance obtained on the Indemnitee’s own behalf), and the Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Indemnitor effectively to bring suit to enforce such rights.

20.6

This Agreement may not be amended, modified, or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, shall preclude any other or further exercise thereof or the exercise of any other right or power.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Indemnitor and the Indemnitee have caused this Agreement to be executed as of the date first written above.

Zamalight Subco, Inc.

By:
Name:
Title:

Name:
Indemnitee